UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☐   Preliminary Proxy Statement

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☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Materials Pursuant to §240.14a-12

ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES

FUND

ALLIANZGI CONVERTIBLE & INCOME FUND

ALLIANZGI CONVERTIBLE & INCOME FUND II

ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

ALLIANZGI DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF A REMINDER LETTER SENT TO CERTAIN SHAREHOLDERS RELATED TO THE JOINT SPECIAL MEETING OF SHAREHOLDERS, HELD ON OCTOBER 28, 2020 AND ADJOURNED UNTIL JANUARY 26, 2021, OF ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND, ALLIANZGI CONVERTIBLE & INCOME FUND, ALLIANZGI CONVERTIBLE & INCOME FUND II, ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND, ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND, ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND, AND ALLIANZGI DIVIDEND, INTEREST & PREMIUM STRATEGY FUND, AND THE RELATED PROXY STATEMENT.

January 14, 2021

AIO SHAREHOLDER MEETING LESS THAN 10 DAYS AWAY

DEAR FELLOW SHAREHOLDER,

As promised, I am updating you on the progress of the Special Meeting of Shareholders (the “Special Meeting”) of AllianzGI Artificial Intelligence & Technology Opportunities Fund (“AIO”) that has been adjourned to January 26, 2021.

I am pleased to report that your fellow shareholders are responding to my latest letter. While we continue to receive additional votes, AIO has yet to reach the required participation level to approve or disapprove the proposals described in the Special Meeting’s proxy statement. Your participation is critical. Please take a moment to sign, date and mail the enclosed proxy card in the prepaid return envelope or follow the instructions on your proxy card to vote by internet or telephone.

Please continue to stay safe and healthy. Thank you in advance for your support.

SINCERELY,

THOMAS J. FUCCILLO

PRESIDENT AND CHIEF EXECUTIVE OFFICER